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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statement of Genzyme Corporation on Form S-8 (File No. 33-21241) of our report, dated June 16, 1999 relating to the financial statements and supplemental schedules of the Genzyme Corporation Retirement Savings Plan, which appears in this Annual Report on Form 10-K/A.



                                  /s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
June 30, 1999